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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-01913, 333-01643,333-61653, and 333-31249 and Forms S-8 No.
33-30149, 33-38305, 33-38304, 33-52228, 33-43663, 33-52226, 33-68076, 33-81284,
33-79496, 33-81282, 333-12903, 33-36713, 333-36715, 333-39991 and 333-39993 and
form S-4 No. 333-15853) of Staples, Inc. and in the related Prospectus of our report dated February 24, 1998, with respect to the consolidated financial statements of Quill corporation and Subsidiary as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in this Current Report on Form 8-K.


/s/ Kupferberg, Goldberg & Neimark, LLC

KUPFERBERG, GOLDBERG & NEIMARK, LLC
Chicago, Illinois

June 29, 1998